EXHIBIT 99


                    IN THE CIRCUIT COURT FOR DAVIDSON COUNTY
                      20TH JUDICIAL DISTRICT AT NASHVILLE
                            THE STATE OF TENNESSEE

CHESTER WHITAKER, On Behalf of               ) Case No. 02C-549
Himself and All Others Similarly Situated,   )         ----------------
                                             )
                              Plaintiff,     ) Judge
                                             )      -------------------
        vs.                                  )
                                             ) CLASS ACTION
SHONEY'S, INC., RAYMOND D.                   ) ------------
SCHOENBAUM, WILLIAM M. WILSON,               )
STEPHEN E. MACADAM, FELKER W.                )
WARD, JR., CARROLL D. SHANKS and             )
JEFFREY F. SCHOENBAUM,                       )
                                             )
                              Defendants.    )

---------------------------------------------

                      COMPLAINT FOR BREACH OF FIDUCIARY DUTY
                      --------------------------------------

     Plaintiff, by his attorneys, alleges as follows:

                              SUMMARY OF THE ACTION

     1. This is a stockholder class action brought by plaintiff on behalf of the holders of Shoney's, Inc. ("Shoney's" or the "Company") common stock against Shoney's and its directors arising out of defendants' efforts to complete the sale of Shoney's to Lone Star Funds (the "Acquisition") at a grossly inadequate and unfair price and their efforts to provide certain insiders and directors with preferential treatment at the expense of, and which is unfair to, the public shareholders. This action seeks equitable relief only.

     2. Shoney's owns, operates, and franchises Shoney's Restaurants and Captain D's Seafood Restaurants in the United States. The Company also, through its operations division, orders, receives, and purchases the goods that are delivered to the restaurants. In addition, Shoney's operations division distributes food products and supplies to the majority of its franchisees. In pursuing the unlawful plan to cash out Shoney's public stockholders for grossly inadequate consideration, each of the defendants violated applicable law by directly breaching and/or aiding the other defendants' breaches of their fiduciary duties of loyalty, due care, independence, good faith and fair dealing.

     3. In essence, the proposed Acquisition is the product of a hopelessly flawed process that was designed to ensure the sale of Shoney's to one buying group, and one buying group only, on terms preferential to Lone Star Funds and to subvert the interests of plaintiff and the other public stockholders of Shoney's.




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                          JURISDICTION AND VENUE

     4. This Court has jurisdiction over each of the defendants because they conduct business in, reside in and/or are citizens of Tennessee. Certain of the defendants are citizens of Tennessee, including Shoney's which has its principal place of business in the State of Tennessee. Likewise, certain of the individual defendants, including defendant Wilson, are citizens of Tennessee. The amount in controversy of plaintiff's claim exclusive of interest and costs is less than $75,000 as this action seeks equitable relief only. Venue is proper in this Court because defendants' wrongful acts arose in and emanated from this county.

                                 PARTIES

     5. Plaintiff Chester Whitaker is, and at all times relevant hereto was, a shareholder of Shoney's and is a citizen and resident of Davidson County, Tennessee.

     6. Defendant Shoney's is a corporation with its principal place of business located at 1727 Elm Hill Pike, Nashville, Tennessee. Shoney's owns, operates, and franchises Shoney's Restaurants and Captain D's Seafood Restaurants in the United States. The Company also, through its operations division, orders, receives, and purchases the goods that are delivered to the restaurants. In addition, Shoney's operations division distributes food products and supplies to the majority of its franchisees.

     7. Defendant Raymond D. Schoenbaum ("R. Schoenbaum") is a director of the Company.

     8. Defendant William M. Wilson ("Wilson") is President and Chairman of the Board of Directors of the Company.

     9. Defendant Stephen E. Macadam ("Macadam") is a director of the
Company.

     10. Defendant Felker W. Ward, Jr. ("Ward") is a director of the Company.

     11. Defendant Carroll D. Shanks ("Shanks") is a director of the Company.

     12. Defendant Jeffrey F. Schoenbaum ("J. Schoenbaum") is a director of the Company.

     13. The defendants named above in paras. 7-l2 are sometimes collectively referred to herein as the `Individual Defendants."

Defendants' Fiduciary Duties

     14. In any situation where the directors of a publicly traded corporation undertake a transaction that will result in either (i) a change in corporate control, or (ii) a break-up of the corporation's assets, the directors have an affirmative fiduciary obligation to obtain the highest value reasonably available for the corporation's shareholders, and if such transaction will result in a change of corporate control, the shareholders are entitled to receive a significant premium. To diligently comply with these duties, the directors may not take any action that:

         (a) adversely affects the value provided to the corporation's shareholders;



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         (b) will discourage or inhibit alternative offers to purchase control of the corporation or its assets;

         (c) contractually prohibits them from complying with their fiduciary duties;

         (d) will otherwise adversely affect their duty to search and secure the best value reasonably available under the circumstances for the corporation's shareholders; and/or

         (e) will provide the directors with preferential treatment at the expense of, or separate from, the public shareholders.

     15. In accordance with their duties of loyalty and good faith, the defendants, as directors and/or officers of Shoney's, are obligated to refrain from:

         (a) participating in any transaction where the directors' or officers' loya1ties are divided;

         (b) participating in any transaction where the directors or officers receive or are entitled to receive a personal financial benefit not equally shared by the public shareholders of the corporation; and/or

         (c) unjustly enriching themselves at the expense or to the detriment of the public shareholders.

     16. Plaintiff alleges herein that the Individual Defendants, separately and together, in connection with the Acquisition, violated the fiduciary duties owed to plaintiff and the other public shareholders of Shoney's, including their duties of loyalty, good faith and independence, insofar as they stood on both sides of the transaction and engaged in self-dealing and obtained for themselves personal benefits, including personal financial benefits not shared equally by plaintiff or the Class.

     17. Because the Individual Defendants have breached their duties of loyalty, good faith and independence in connection with the Acquisition, the burden of proving the inherent or entire fairness of the Acquisition, including all aspects of its negotiation, structure, price and terms, is placed upon the Individual Defendants as a matter of law.

                         CLASS ACTION ALLEGATIONS

     18. Plaintiff brings this action on his own behalf and as a class action pursuant to Tenn. Civ. Proc. Rule 23 on behalf of all holders of Shoney's stock who are being and will be harmed by defendants' actions described below (the "Class"). Excluded from the Class are defendants herein and any person, firm, trust, corporation, or other entity related to or affiliated with any defendants.

     19. This action is properly maintainable as a class action.

     20. The Class is so numerous that joinder of all members is impracticable. According to Shoney's Securities and Exchange Commission ("SEC") filings, there were more than 51 million shares of Shoney's common stock outstanding as of September 13, 2001.



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     21. There are questions of law and fact which are common to the Class and which predominate over questions affecting any individual Class member. The common questions include, inter alia, the following:

         (a) whether defendants have breached their fiduciary duties of undivided loyalty, independence or due care with respect to plaintiff and the other members of the Class in connection with the Acquisition;

         (b) whether the Individual Defendants are engaging in self-dealing in connection with the Acquisition;

         (c) whether the Individual Defendants have breached their fiduciary duty to secure and obtain the best price reasonable under the circumstances for the benefit of plaintiff and the other members of the Class in connection with the Acquisition;

         (d) whether the Individual Defendants are unjustly enriching themselves and other insiders or affiliates of Shoney's;

         (e) whether defendants have breached any of their other fiduciary duties to plaintiff and the other members of the Class in connection with the Acquisition, including the duties of good faith, diligence, honesty and fair dealing;

         (f) whether the defendants, in bad faith and for improper motives, have impeded or erected barriers to discourage other offers for the Company or its assets; and

         (g) whether plaintiff and the other members of the Class would suffer irreparable injury were the transactions complained of herein consummated.

     22. Plaintiffs claims are typical of the claims of the other members of the Class and plaintiff does not have any interests adverse to the Class.

     23. Plaintiff is an adequate representative of the Class, has retained competent counsel experienced in litigation of this nature and will fairly and adequately protect the interests of the Class.

     24. The prosecution of separate actions by individual members of the Class would create a risk of inconsistent or varying adjudications with respect to individual members of the Class which would establish incompatible standards of conduct for the party opposing the Class.

     25. Plaintiff anticipates that there will be no difficulty in the management of this litigation. A class action is superior to other available methods for the fair and efficient adjudication of this controversy.

     26. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.


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                   BACKGROUND TO THE PROPOSED ACQUISITION

     27. Shoney's owns, operates, and franchises Shoney's Restaurants and Captain D's Seafood Restaurants in the United States. The Company also, through its operations division, orders, receives, and purchases the goods that are delivered to the restaurants. In addition, Shoney's operations division distributes food products and supplies to the majority of its franchisees.

     28. On January 24, 2002, the Company issued a press release entitled, "Shoney's, Inc. Announces Merger Agreement." The press release stated in part:

            Shoney's Inc. today announced the company has entered into a definitive agreement to merge with an affiliate of Lone Star Funds, a group of private equity funds. In the merger, the outstanding shares of Shoney's, Inc. will be acquired for $0.36 per share in cash.

            The Shoney's, Inc. Board of Directors has voted unanimously in favor of the transaction. The final agreement, which is subject to approval by Shoney's, Inc. shareholders, and other customary closing conditions, is expected to close in the second quarter of 2002. Following the close of the merger, Shoney's will become a private company.

            As part of the transaction, Lone Star Funds, through one of its affiliates, has acquired the outstanding indebtedness under the Company's Captain D's credit facility totaling approximately $135 million. That facility was scheduled to mature on March 31, 2002, and has been extended to October 31, 2002.

            Shoney's, Inc. Chairman William M. Wilson made the announcement and said, "This transaction is a logical conclusion to the strategic alternatives process Shoney's announced last summer. We are convinced, given all the circumstances, this agreement is in the best interest of our shareholders, our employees, and our customers."

            The transaction includes both the Shoney's Restaurants and Captain D's brands, and the investor group has expressed its intent to continue operating both concepts. Headquarters would remain in Nashville and no change in management is anticipated for either brand at this time.

            Lone Star U.S. President David M. West said, "We see this as an opportunity to invest in two great brands with a long history. We are committed to providing necessary capital to strengthen the brands and grow the company. We intend to operate the brands, including continuing franchising as a key growth element. We are excited about this investment and look forward to working with the Shoney's and Captain D's teams to conclude the transaction and strengthen both brands."

            Lone Star Funds, founded in 1993, is a group of private funds that invests globally in a broad range of real estate related investments, including secured and unsecured non-performing loans, and real estate debt and equity investments. The group has invested more than $4 billion of equity capital and has affiliate offices in Dallas, London, Tokyo and Seoul. The group is an investor in U.S. Restaurant Properties (NYSE:USV), which will hold a less than 10% interest in the merged company.

                                 SELF-DEALING

     29. The self-dealing, conflicts of interest and conduct harmful to the interests of the shareholders result from at least the following:

         (a) The $0.36 per share price offered to the public shareholders is inadequate; and

         (b) The realizable value from growth and a recovery of the Company's historic performance is far in excess of $0.36 per share. The $0.36 per share price does not reflect this fact nor the fact that the offer is a substantial discount to where Shoney's stock was traded in prior months.

     30. The Acquisition proposal is designed to essentially freeze Shoney`s public stockholders out of a large portion of the valuable assets which have produced, and defendants expect will continue to produce, substantial revenue and earnings, and these assets are being sold for grossly inadequate consideration to Lone Star Funds.

     31. If the Acquisition is consummated, plaintiff and the other members of the Class will no longer own shares in a "growth" company, but rather will be cashed out of their Shoney's stock for just $0.36 per share.

     32. By reason of their positions with Shoney's and Lone Star Funds, the Individual Defendants are in possession of non-public information concerning the financial condition and prospects of Shoney's, and especially the true value and expected increased future value of Shoney's and its assets, which they have not disclosed to Shoney's public stockholders. Moreover, despite their duty to maximize shareholder value, the defendants have clear and material conflicts of interest and are acting to better their own interests at the expense of Shoney's public shareholders.

     33. The proposed sale is wrongful, unfair and harmful to Shoney's public stockholders, and represents an effort by defendants to aggrandize their own financial position and interests at the expense of and to the detriment of Class members. The Acquisition is an attempt to deny plaintiff and the other members of the Class their right to share proportionately in the true value of Shoney's valuable assets, and future growth in profits and earnings, while usurping the same for the benefit of Lone Star Funds on unfair and inadequate terms.

     34. As a result of defendants' unlawful actions, plaintiff and the other members of the Class will be damaged in that they will not receive their fair portion of the value of Shoney's assets and business and will be prevented from obtaining the real value of their equity ownership of the Company.

     35. In light of the foregoing, the Individual Defendants must, as their fiduciary obligations require:

     * Undertake an appropriate evaluation of Shoney's worth as an acquisition candidate.

     * Act independently so that the interests of Shoney's public stockholders will be protected, including, but not limited to, the retention of truly independent advisors and/or the appointment of a truly independent Special Committee.

     * Adequately ensure that no conflicts of interest exist between defendants' own interests and their fiduciary obligation to maximize stockholder value or, if such conflicts exist, to ensure that all conflicts be resolved in the best interests of Shoney's public stockholders.

     36. At least some of the Individual Defendants have also approved the Acquisition so that it transfers 100% of Shoney's revenues and profits to Lone Star Funds thus all of Shoney's operations will now accrue to the benefit of Lone Star Funds. By contrast, plaintiff and the Class will be frozen out of all of these revenues, earnings and profits.

                                COUNT I

                   CLAIM FOR BREACH OF FIDUCIARY DUTIES

     37. Plaintiff repeats and realleges each allegation set forth herein.

     38. The defendants have violated fiduciary duties of care, loyalty, candor and independence owed to the public shareholders of Shoney's and have acted to put their personal interests ahead of the interests of Shoney's shareholders.

     39. By the acts, transactions and courses of conduct alleged herein, defendants, individually and acting as a part of a common plan, are attempting to unfairly deprive plaintiff and other members of the Class of the true value of their investment in Shoney's.

     40. The Individual Defendants have violated their fiduciary duties by entering into a transaction with Lone Star Funds without regard to the fairness of the transaction to Shoney's shareholders. Defendant Shoney's directly breached and/or aided and abetted the other defendants' breaches of fiduciary duties owed to plaintiff and the other holders of Shoney's stock.

     41. As demonstrated by the allegations above, the defendant directors failed to exercise the care required, and breached their duties of loyalty, good faith, candor and independence owed to the shareholders of Shoney's because, among other reasons:

         (a) they failed to take steps to maximize the value of Shoney's to its public shareholders and they took steps to avoid competitive bidding, to cap the price of Shoney's stock and to give Lone Star Funds an unfair advantage, by, among other things, failing to solicit other potential acquirors or alternative transactions;

         (b) they failed to properly value Shoney's; and

         (c) they ignored or did not protect against the numerous conflicts of interest resulting from the directors' own interrelationships or connection with the Acquisition.

     42. Because the Individual Defendants dominate and control the business and corporate affairs of Shoney's, and are in possession of private corporate information concerning Shoney's assets, business and future prospects, there exists an imbalance and disparity of knowledge and economic power between them and the public shareholders of Shoney's which makes it inherently unfair for them to pursue any proposed transaction wherein they will reap disproportionate benefits to the exclusion of maximizing stockholder value.

     43. By reason of the foregoing acts, practices and course of conduct, the defendants have failed to exercise ordinary care and diligence in the exercise of their fiduciary obligations toward plaintiff and the other members of the Class.

     44. As a result of the actions of defendants, plaintiff and the Class will suffer irreparable injury in that they have not and will not receive their fair portion of the value of Shoney's assets and businesses and have been and will be prevented from obtaining a fair price for their common stock.

     45. Unless enjoined by this Court, the defendants will continue to breach their fiduciary duties owed to plaintiff and the Class, and may consummate the proposed Acquisition which will exclude the Class from its fair share of Shoney's valuable assets and businesses, and/or benefit them in the unfair manner complained of herein, all to the irreparable harm of the Class, as aforesaid.

     46. Defendants are engaging in self-dealing, are not acting in good faith toward plaintiff and the other members of the Class, and have breached and are breaching their fiduciary duties to the members of the Class.

     47. As a result of the defendants' unlawful actions, plaintiff and the other members of the Class will be irreparably harmed in that they will not receive their fair portion of the value of Shoney's assets and business and will be prevented from obtaining the real value of their equity ownership of the Company. Unless the proposed Acquisition is enjoined by the Court, defendants will continue to breach their fiduciary duties owed to plaintiff and the members of the Class, will not engage in arm's-length negotiations on the Acquisition terms, and will not supply to Shoney's minority stockholders sufficient information to enable them to cast informed votes on the proposed Acquisition and may consummate the proposed Acquisition, all to the irreparable harm of the members of the Class.

     48. Plaintiff and the members of the Class have no adequate remedy at law. Only through the exercise of this Court's equitable powers can plaintiff and the Class be fully protected from the immediate and irreparable injury which defendants' actions threaten to inflict.

                            PRAYER FOR RELIEF

     WHEREFORE, plaintiff demands preliminary and permanent injunctive relief in his favor and in favor of the Class and against defendants as follows:

     A. Declaring that this action is properly maintainable as a class action;

     B. Declaring and decreeing that the Acquisition agreement was entered into in breach of the fiduciary duties of the defendants and is therefore unlawful and unenforceable;

     C. Enjoining defendants, their agents, counsel, employees and all persons acting in concert with them from consummating the Acquisition, unless and until the Company adopts and implements a procedure or process to obtain the highest possible price for shareholders;

     D. Directing the Individual Defendants to exercise their fiduciary duties to obtain a transaction which is in the best interest of Shoney's shareholders until the process for the sale or auction of the Company is completed and the highest possible price is obtained;

     E. Rescinding, to the extent already implemented, the Acquisition or any of the terms thereof;

     F. Imposition of a constructive trust, in favor of plaintiff, upon any benefits improperly received by defendants as a result of their wrongful conduct;

     G. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys' and experts' fees; and

     H. Granting such other and further equitable relief as this Court may deem just and proper.

DATED:  February 26, 2002        BARRETT, JOHNSTON & PARSLEY
                                 GEORGE E. BARRETT, #2672
                                 DOUGLAS S. JOHNSTON, JR., #5782
                                 TIMOTHY L. MILES, #21605


                                 /s/ George E. Barrett
                                 --------------------------------------------
                                              GEORGE E. BARRETT

                                 217 Second Avenue, North
                                 Nashville, TN  37201-1601
                                 Telephone:  615/244-2202

                                 BRANSTETTER, KILGORE, STRANCH & JENNINGS
                                 JAMES G. STRANCH, III.
                                 227 Second Avenue, North
                                 4th Floor
                                 Nashville, TN  37201
                                 Telephone:  615/254-8801

                                 MILBERG WEISS BERSHAD HYNES & LEBRACH, LLP
                                 WILLIAM S. LEBRACH
                                 DARREN J. ROBBINS
                                 401 B Street, Suite 1700
                                 San Diego, CA  92101
                                 Telephone:  619/231-1058

                                 Attorneys for Plaintiff







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